UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2010

BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-153135	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

399 Park Avenue, Suite 3200
New York, NY  10022
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 843-1601

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Items 2.01 and 2.03 is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On April 9, 2010, through a wholly owned subsidiary, Bluerock Enhanced Multifamily Trust, Inc. (the “Company”) completed an investment in a joint venture along with Bluerock Special Opportunity + Income Fund, LLC (“BEMT Co-Investor ”), Bluerock Special Opportunity + Income Fund II, LLC (“BEMT Co-Investor II”), both of which are affiliates of the Company’s sponsor, and Bell Partners, Inc. (“Bell”), an unaffiliated entity, to acquire a 258-unit multifamily community known as The Apartments at Meadowmont (the “Meadowmont Property”), located in Chapel Hill, North Carolina from Meadowmont Apartments Associates, LLC, an unaffiliated entity.  The material features of the investment in the joint venture, the property acquisition, and the acquired property are described below.  The related financings are described under Item 2.03.

Joint Venture Parties and Structure

The Company invested $1.52 million to acquire a 32.5% equity interest in BR Meadowmont Managing Member, LLC (the “Meadowmont Managing Member JV Entity”) through a wholly owned subsidiary of its operating partnership, BEMT Meadowmont, LLC (“BEMT Meadowmont”).  BEMT Co-Investor invested $1.17 million to acquire a 25% interest and BEMT Co-Investor II invested $1.98 million to acquire the remaining 42.5% interest in the Meadowmont Managing Member JV Entity.  BEMT Meadowmont, BEMT Co-Investor and BEMT Co-Investor II are co-managers of the Meadowmont Managing Member JV Entity.  Under the terms of the operating agreement for the Meadowmont Managing Member JV Entity, certain major decisions regarding the investments of the Meadowmont Managing Member JV Entity require the unanimous approval of the Company (through BEMT Meadowmont), BEMT Co-Investor and BEMT Co-Investor II.  If the Company, BEMT Co-Investor and BEMT Co-Investor II are not able to agree on a major decision or at any time after April 9, 2013, any party may initiate a buy-sell proceeding.  Additionally, any time after April 9, 2013, any party may initiate a proceeding to force the sale of the Meadowmont Managing Member JV Entity’s interest in the Meadowmont JV Entity to a third party, or, in the instance of the non-initiating parties’ rejection of a sale, cause the non-initiating parties to purchase the initiating party’s interest in the Meadowmont Managing Member JV Entity.

The Meadowmont Managing Member JV Entity contributed $4.65 million of equity capital to acquire a 50% equity interest in Bell BR Meadowmont JV, LLC (the “Meadowmont JV Entity”).  An affiliate of Bell, Fund III Meadowmont Apartments, LLC, invested $4.65 to acquire the remaining 50% interest in the Meadowmont JV Entity.  The Meadowmont Managing Member JV Entity and Bell are co-managers of the Meadowmont JV Entity. The Meadowmont JV Entity is the sole owner of Bell BR Meadowmont, LLC, a special-purpose entity that holds title to the Meadowmont Property (“BR Meadowmont”).  Under the terms of the operating agreement of the Meadowmont JV Entity, decisions with respect to the joint venture or the Meadowmont Property are made by unanimous approval of the managers.  Further, to the extent that the Meadowmont Managing Member JV and Bell are not able to agree on certain major decisions, either party may initiate a buy-sell proceeding.  Additionally, any time after April 9, 2013, either party may initiate a proceeding to force the sale of the Meadowmont Property to a third party, or, in the instance of the non-initiating party’s rejection of a sale, cause the non-initiating party to purchase the initiating party’s interest in the Meadowmont JV Entity.

As a result of the structure described above, the Company holds a 16.25% indirect equity interest, BEMT Co-Investor holds a 12.5% indirect equity interest and BEMT Co-Investor II holds a 21.25% indirect equity interest in the Meadowmont Property (50% in the aggregate), and Bell holds the remaining 50% indirect equity interest.  The Company, BEMT Co-Investor, BEMT Co-Investor II and Bell will each receive current distributions from the operating cash flow generated by the Meadowmont Property in proportion to these respective percentage equity interests.

The Company’s equity capital investment in the joint venture was funded with the proceeds of a related-party loan from BEMT Co-Investor II to BEMT Meadowmont, the terms of which are described below under Item 2.03.

The Meadowmont Property

The aggregate purchase price for the Meadowmont Property was approximately $37 million, plus closing costs.  The acquisition was funded with approximately $9.3 million of gross equity from the Meadowmont JV Entity, and a $28.5 million senior mortgage loan to BR Meadowmont.  The terms of the senior mortgage loan are described below under Item 2.03.

The Meadowmont Property is located in Chapel Hill, North Carolina and is located directly east of the 749-acre campus of the University of North Carolina (UNC).  The property is comprised of 258 units, featuring one-, two- and three-bedroom layouts in 19 two- and three-story buildings situated on approximately 20 acres.  Built in 2000, the property contains approximately 296,180 rentable square feet and the average unit size is 1,148 square feet.  The community features include a clubhouse, a fitness center, a resort-style swimming pool and cabanas, a laundry center, playgrounds and private walking trails.

Bell will be responsible for providing day-to-day property management services to the property.  Bell will receive a management fee of 3% of monthly gross receipts generated by the Meadowmont Property.  Under the property management agreement, Bell will also be entitled to receive a construction management fee of 5% of the cost of any approved capital project exceeding $10,000.  In addition, Meadowmont Managing Member JV Entity is being charged a property management oversight fee equal to 1% of its proportional share (50%) of the monthly gross property collections, which fee shall be allocated 32.5% to Bluerock Enhanced Multifamily Advisor, LLC, our advisor, and 67.5% to Bluerock property Management, LLC, an indirect wholly owned subsidiary of our sponsor.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF REGISTRANT

Senior Financing related to the Meadowmont Property

The acquisition was funded with $9.3 million of gross equity from the Meadowmont JV Entity, and a $28.5 million senior mortgage loan made to BR Meadowmont by CWCapital LLC and subsequently sold to the Federal Home Loan Mortgage Corporation (Freddie Mac) (the “Senior Loan”), which Senior Loan is secured by the Meadowmont property.  The Senior Loan has a 10-year term, maturing on May 1, 2020. The effective interest rate on the loan is fixed at 5.55% per annum, with interest-only payments for the first two years and fixed monthly payments of approximately $162,715 based on a 30-year amortization schedule thereafter.

Prepayment terms of the Senior Loan depend on whether the loan is securitized on or before May 1, 2011.  If the loan is securitized, then a two-year lockout period from the date the Senior Loan is assigned to a REMIC trust applies, with BR Meadowmont having the right to defease after the lockout period up to the third month prior to the maturity date, after which the loan may be prepaid in full without penalty.  If the Senior Loan is not securitized on or before May 1, 2011, then yield maintenance payments will be required to the extent prepaid before the sixth month prior to the maturity date and during the period from the sixth month prior to the maturity date to the third month prior to the maturity date, a prepayment premium of 1% of the loan amount will be required, and thereafter the loan may be prepaid without penalty.

R. Ramin Kamfar and James G. Babb, III, who are executive officers and members of the board of directors of the Company, Bell and Bell Fund III, Inc., an affiliate of Bell, have guaranteed all recourse liabilities of BR Meadowmont under the Senior Loan, including environmental indemnities.

Affiliate Loan for the Company’s Investment in the Joint Venture

In connection with the Company’s investment in the joint venture, on April 9, 2010, BEMT Meadowmont entered into a loan agreement with BEMT Co-Investor II pursuant to which it was authorized to borrow up to $2.6 million (the “BEMT Co-Investor II Loan”), with respect to which BEMT Co-Investor II advanced $1.4 million with respect to the acquisition.  The BEMT Co-Investor II Loan has a six-month term, maturing October 9, 2010, and may be prepaid without penalty.  It bears interest compounding monthly at a rate of 30-day LIBOR + 5.00%, subject to a minimum rate of 7.00%, annualized.  Interest on the loan will be paid on a current basis from cash flow distributed to the Company from the Meadowmont Managing Member JV Entity. The BEMT Co-Investor II Loan is secured by a pledge of the Company’s membership interest in BEMT Meadowmont and a pledge of BEMT Meadowmont’s membership interest in the Meadowmont Managing Member JV Entity.  In accordance with the requirements of the Company’s charter, the BEMT Co-Investor II Loan was reviewed and approved by a majority of the board of directors (including a majority of the independent directors) as being fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.  Furthermore, due to the unique investment opportunity presented by the Meadowmont Property, including the opportunity to distinguish the Company competitively from other early-stage non-traded REITs, the board of directors expressly considered and approved leverage in excess of the Company’s general charter-imposed limitations in connection with entering into the BEMT Co-Investor II loan.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Real Estate Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before June 25, 2010, by amendment to this Form 8-K.

(b)	Pro Forma Financial Information. See paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

DATE: April 15, 2010                                                                              /s/ R. Ramin Kamfar
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)